EXHIBIT 10.1

EXECUTION VERSION

FARMER MAC MORTGAGE SECURITIES CORPORATION
as Note Purchaser
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
as Borrower
FEDERAL AGRICULTURAL MORTGAGE CORPORATION
as Guarantor
MASTER NOTE PURCHASE AGREEMENT
_______________________________
Dated as of July 31, 2015

CFC LOCAGMT
AA001-X-Farmer(SIGMUNK)
197589-4

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TABLE OF CONTENTS
Page
RECITALS    1
ARTICLE I DEFINITIONS    1

Section 1.01	Definitions. 1

Section 1.02	Principles of Construction. 4
ARTICLE II PURCHASE OF NOTES    4

Section 2.01	Supplemental Note Purchase Agreements. 4

Section 2.02	Draw Notice. 4

Section 2.03	Interest Rates and Payment. 4

Section 2.04	Maturity. 5

Section 2.05	Facility Fee. 5
ARTICLE III CONDITIONS PRECEDENT    5

Section 3.01	Conditions Precedent to the Purchase of Each Note. 5

Section 3.02	Certificate of Pledged Collateral. 6
ARTICLE IV REPORTING REQUIREMENTS    6

Section 4.01	Annual Reporting Requirements. 6

Section 4.02	Additional Reporting Requirements 6

Section 4.03	Default Notices; Material Change to Risk Rating Methodology. 7
ARTICLE V REPRESENTATIONS OF THE PARTIES    7

Section 5.01	Representations of Farmer Mac and the Purchaser. 7

Section 5.02	Representations of National Rural. 8
ARTICLE VI SECURITY AND COLLATERAL    10

Section 6.01	Security and Collateral 10
ARTICLE VII EVENTS OF DEFAULT    10

Section 7.01	Events Of Default. 10

Section 7.02	Acceleration. 11

Section 7.03	Remedies Not Exclusive. 11
ARTICLE VIII MISCELLANEOUS    11

Section 8.01	GOVERNING LAW 11

Section 8.02	WAIVER OF JURY TRIAL 11

Section 8.03	Notices 11

Section 8.04	Benefit Of Agreement 12

Section 8.05	Entire Agreement 12

Section 8.06	Amendments And Waivers. 12

Section 8.07	Counterparts. 12

Section 8.08	Termination Of Agreement. 12

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Section 8.09	Survival 13

Section 8.10	Severability 13
ARTICLE IX GUARANTEE    13

Section 9.01	Guarantee. 13

Section 9.02	Control By The Guarantor. 14

Schedule I – Addresses for Notices
Schedule II – Form of Supplemental Note Purchase Agreement
Schedule III – Supplemental Note Purchase Agreement

Annex A – Form of Note
Annex B – Form of Opinion of Counsel to National Rural
Annex C – Form of Officers’ Certificate

MASTER NOTE PURCHASE AGREEMENT

MASTER NOTE PURCHASE AGREEMENT, dated as of July 31, 2015 (the “Agreement”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”); and Farmer Mac, as Guarantor.
RECITALS
WHEREAS National Rural wishes from time to time to issue and sell Notes to the Purchaser, and the Purchaser wishes from time to time to purchase such Notes from National Rural, all on the terms and subject to the conditions provided herein and in a related supplemental note purchase agreement; and
WHEREAS Farmer Mac is an instrumentality of the United States formed to provide for a secondary market for agricultural real estate mortgages and rural utilities loans; National Rural is a non-profit cooperative and Farmer Mac, the Purchaser and National Rural have agreed that the Notes will be secured by the pledge of notes for borrowings from National Rural by members of National Rural, as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:
Article I
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Applicable Margin” means, for any Note, the margin to be added to the Index to determine the rate of interest payable on such Note from time to time. The Applicable Margin shall be set forth in the applicable Supplement Note Purchases Agreement.
“Anniversary Date” means, for any Supplemental Note Purchase Agreement, the date twelve (12) months from the Effective Date and the corresponding date in each subsequent twelve (12) month period.
“Business Day” means any day other than a Saturday, a Sunday, or a day on which any of the Federal Reserve Bank of New York, Farmer Mac’s office in Washington, DC or National Rural’s office in Virginia is not open for business.

“Certificate of Pledged Collateral” has the meaning given to that term in the Pledge Agreement.
“Closing Date” means the date of the funding of each issuance of one or more Notes hereunder, which date shall be set forth in the applicable Draw Notice.
“Collateral Agent” means U.S. Bank National Association, or its successor, as collateral agent under the Pledge Agreement.
“Control Party” means (i) the Guarantor, so long as no Guarantor Default has occurred and is continuing, or (ii) the holders of the Notes for so long as a Guarantor Default has occurred and is continuing.
“Dollar” or “$” means the lawful money of the United States of America.
“Draw Notice” means each request by National Rural to Farmer Mac by written notice or notice given by electronic mail to Farmer Mac at AccountingOperations@farmermac.com for the issuance of a Note setting forth the amount and Maturity Date thereof.
“Draw Period” means the draw period set forth in a Supplemental Note Purchase Agreement or such other period agreed to in writing by the parties for any series of Notes issued hereunder.
“Eligible Member” has the meaning given to that term in the Pledge Agreement.
“Eligible Security” has the meaning given to that term in the Pledge Agreement.
“Event of Default” has the meaning given to that term in Section 7.01.
“Facility Fee” means the fee on each Maximum Purchase Amount as set forth in the applicable Supplemental Note Purchase Agreement.
“Financial Statements”, in respect of a Fiscal Year, means the consolidated financial statements (including footnotes) of National Rural for that Fiscal Year as audited by independent certified public accountants selected by National Rural.
“Fiscal Quarters” means the fiscal quarters of National Rural, as such dates may be changed from time to time, which at the date hereof commence on June 1, September 1, December 1 and March 1 and end on August 31, November 30, February 28 and May 31, respectively.
“Fiscal Year” means the fiscal year of National Rural, as such may be changed from time to time, which at the date hereof commences on June 1 of each calendar year and ends on May 31 of the following calendar year.
“Index” means an established and published variable index rate. The Index for any series of Notes issued hereunder shall be agreed upon between the parties and set forth in the applicable Supplemental Note Purchase Agreement.

“Guarantor Default” means a default by the Guarantor under its obligations pursuant to Article IX, which is existing and continuing.
“Interest Payment Date” means the date any payment of interest is due, as set forth in a Supplemental Note Purchase Agreement; provided, however, that if any such date is not a Business Day, such Interest Payment Date that would otherwise be such date will be the next Business Day following such date.
“Interest Period” means, with respect to any Note, until all outstanding principal of such Note and interest accrued thereon have been paid in full, each period of time during which interest accrues and is payable on each Interest Payment Date, as determined and set forth in the applicable Supplemental Note Purchase Agreement; provided, that if any Interest Period would end on a day other than a Business Day, then such Interest Period shall be extended to and include the next succeeding Business Day and the next Interest Period shall commence on the next succeeding day.
“Maturity Date” means the maturity date of a Note, which shall be the last day of the Draw Period of the applicable Supplemental Note Purchase Agreement, unless otherwise agreed to by the parties and set forth in the applicable Note.
“Maximum Purchase Amount” means the maximum aggregate principal amount of Notes that may be issued and outstanding at any given time under a Supplemental Note Purchase Agreement, as provided for therein.
“Member” shall mean any Person who is member of National Rural.
“National Rural Notice” has the meaning given to that term in the Pledge Agreement.
“Note” means a promissory note of National Rural payable to the Purchaser, having the terms provided for in Article II of this Agreement and otherwise in the form of Annex A attached hereto except to the extent the parties may have agreed to changes therein, as may be issued under a Supplemental Note Purchase Agreement.
“Note Documents” for any series of Notes means the Notes, this Agreement, the applicable Supplemental Note Purchase Agreement, and the Pledge Agreement.
“Notice of Prepayment” means any request by National Rural to the Purchaser by written notice or notice given by electronic mail to the Purchaser at AccountingOperations@farmermac.com for the prepayment in whole or in part of any Note.
“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Pledge Agreement” means the Amended, Restated and Consolidated Pledge Agreement dated as of the date hereof, among National Rural, the Purchaser, Farmer Mac and the Collateral Agent.

“Pledged Collateral” has the meaning given to that term in the Pledge Agreement.
“Pledged Securities” has the meaning given to that term in the Pledge Agreement.
“Risk Rating Methodology” has the meaning set forth in Section 4.03.
“Supplemental Note Purchase Agreement” means the agreement establishing one or more series of Notes to be issued hereunder among Farmer Mac, the Purchaser and National Rural, in the form of Schedule II attached hereto or as otherwise agreed among the parties.
Section 1.02     PRINCIPLES OF CONSTRUCTION. Unless the context shall otherwise indicate, the terms defined in Section 1.01 hereof include the plural as well as the singular and the singular as well as the plural. The words “hereafter”, “herein”, “hereof”, “hereto” and “hereunder”, and words of similar import, refer to this Agreement as a whole. The descriptive headings of the various articles and sections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.
ARTICLE II
PURCHASE OF NOTES
Section 2.01    Supplemental Note Purchase Agreements. The parties may agree from time to time to enter into one or more Supplemental Note Purchase Agreements, which shall specify the Maximum Purchase Amount and such other terms governing the series of Notes issued thereunder, as the parties may agree.
Section 2.02    Draw Notice. National Rural shall provide the Purchaser with a Draw Notice at least two (2) Business Days prior to the Closing Date of the Note specified in the Draw Notice. Each Draw Notice shall indicate the amount and the Maturity Date of the Note that National Rural requests to be advanced.
Section 2.03    Interest Rates and Payment.
(a)    Notes. Each Note shall bear interest, payable as to each Interest Period in arrears unless otherwise agreed by the parties hereto and set forth in the applicable Supplemental Note Purchase Agreement, on the outstanding principal amount thereof (computed on the basis of a 360-day year and the actual number of days elapsed) from its date of issuance until final payment on or before the Maturity Date thereof or as otherwise provided in the Note, at a rate per annum equal to the Interest Rate for each Interest Period. Accrued interest shall be payable (i) on each Interest Payment Date, and (ii) on the date of any payment of principal, if other than an Interest Payment Date. The principal amount of each Note, together with any accrued but unpaid interest, shall be due and payable on the Maturity Date for such Note.
(b)    Interest Payment Notice. The Purchaser shall send to National Rural, not later than the fifth Business Day prior to an Interest Payment Date for any Note, a notice setting forth the amount of interest due and owing on such Interest Payment Date for such Note.

(c)    Prepayment; Notice of Prepayment. Each Note shall be prepayable, without fee or penalty of any kind, during the term of such Note unless otherwise agreed by the Purchaser and National Rural and set forth in the applicable Note. National Rural shall provide the Purchaser with a Notice of Prepayment at least five (5) Business Days prior to the date scheduled for prepayment as set forth in such Notice of Prepayment. In such event, at least three (3) Business Days prior to the date scheduled for prepayment, the Purchaser shall provide National Rural with a notice setting forth the amount of interest due and owing on the date of prepayment.
(d)    Default Interest. To the extent any payment of interest or principal is not paid when due, interest shall continue to accrue thereon at the applicable rate per annum, determined as provided above, plus one percent.
Section 2.04    Maturity. Each Note shall mature on the applicable Maturity Date.
Section 2.05    Facility Fee. National Rural shall pay to Farmer Mac a Facility Fee, in arrears within five (5) Business Days of receipt of invoice thereof at the end of each of the Fiscal Quarters for so long as each Supplemental Note Purchase Agreement is in effect, or as otherwise agreed between the parties and set forth in a Supplemental Note Purchase Agreement.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent to the Purchase of Each Note. On each Closing Date, the Purchaser shall be under no obligation to purchase any Note unless and until the following conditions have been satisfied:
(a)    The Note. Farmer Mac shall have received a copy of such Note, duly executed on behalf of National Rural, in the form attached as Annex A hereto, or otherwise in a form agreed by the parties, with the original of such Note to be delivered on the Business Day following the Closing Date.
(b)    The Pledge Agreement. The Pledge Agreement shall be in full force and effect.
(c)    Opinion of Counsel. Farmer Mac shall have received an opinion of counsel to National Rural substantially in the form of Annex B, attached hereto.
(d)    Financial and Other Information. National Rural shall have provided Farmer Mac with its most recent Financial Statements and such other information concerning National Rural as Farmer Mac shall have reasonably requested.
(e)    No Material Adverse Change. National Rural shall have certified to Farmer Mac (in the manner specified in paragraph (i) of this Section 3.01), and Farmer Mac shall be satisfied that no material adverse change shall have occurred in the financial condition or business of National Rural between the end of National Rural’s most recently completed Fiscal Year for which Financial

Statements have been made publicly available and the applicable Closing Date, which has not been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed.
(f)    UCC Filing. National Rural shall have provided Farmer Mac with evidence that National Rural has filed the financing statement required pursuant to Section 2.02(i) of the Pledge Agreement.
(g)    No Event of Default. National Rural shall have certified to Farmer Mac and Farmer Mac shall be satisfied that no Event of Default shall have occurred and be continuing.
(h)    Certification of Senior Management. National Rural shall have provided Farmer Mac a certification by any vice president of National Rural, substantially in the form of Annex C attached hereto, as to the following: (i) that National Rural is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans to its Members for rural electrification and related purposes; (ii) the matters to be certified under paragraphs (e) and (g) of this Section 3.01; and (iii) the representations and warranties of National Rural.
Section 3.02    Certificate of Pledged Collateral. No later than three (3) Business Days after each advance hereunder, National Rural shall provide Farmer Mac and the Collateral Agent with a copy of a Certificate of Pledged Collateral, dated as of the last day of the calendar month most recently ended at least ten (10) Business Days prior to such authentication and delivery, or a more recent date, at National Rural’s option, in accordance with the terms of the Pledge Agreement.
ARTICLE IV
REPORTING REQUIREMENTS
Section 4.01    Annual Reporting Requirements. So long as any Note remains outstanding, National Rural shall provide Farmer Mac with the following items in form and substance satisfactory to Farmer Mac:
(e)    within 120 days of the end of each Fiscal Year, the Financial Statements for such Fiscal Year;
(f)    within 30 days of the end of each Fiscal Quarter, a Certificate of Pledged Collateral;
(g)    within 120 days of the end of each Fiscal Year, a receipt from the Collateral Agent, or such other evidence as is satisfactory to Farmer Mac, as to the Pledged Collateral held by the Collateral Agent at the end of such Fiscal Year; and
(h)    such other information concerning National Rural or the Pledged Collateral as is reasonably requested by Farmer Mac.

Section 4.02    Additional Reporting Requirements. So long as any Note remains outstanding, National Rural shall provide Farmer Mac with the following items, which items may be included on a consolidated report of other loans serviced by National Rural on behalf of Farmer Mac:
(a)    within fifteen (15) days of the end of each calendar quarter ending March 31st, June 30th, September 30th, and December 31st, a report in a format reasonably acceptable to Farmer Mac that identifies each Eligible Security that constitutes Pledged Collateral, which report shall include the outstanding principal balance of such Eligible Security, the related facility rating assigned by National Rural and the related borrower rating assigned by National Rural, in each case as of the end of such quarter;
(b)    as soon as practicable, but in any event no later than thirty (30) days following each September 30th, a report in a format reasonably acceptable to Farmer Mac that identifies each Eligible Security that constitutes Pledged Collateral, which report shall include the appropriate financial data from unaudited financial statements, which may be on a Form 7 (the financial and statistical report used by National Rural for a distribution system Member) for the prior calendar year ending December 31st, as reasonably requested by Farmer Mac, consistent with past practice and industry standards at the time of such request; and
(c)    as soon as practicable, but in any event no later than thirty (30) days following each November 30th, a report in a format reasonably acceptable to Farmer Mac that identifies each Eligible Security that constitutes Pledged Collateral, which report shall include the appropriate financial data from unaudited financial statements, which may be on a Form 12 (the financial and statistical report used by National Rural for a power supply Member) for the prior calendar year ending December 31st, as reasonably requested by Farmer Mac, consistent with past practice and industry standards at the time of such request.
Section 4.03    Default Notices; Material Change to Risk Rating Methodology.
(a)    If an action, occurrence or event shall happen that is, or with notice and the passage of time would become, an Event of Default, National Rural shall deliver a National Rural Notice of such action, occurrence or event to Farmer Mac before 4:00 p.m. (District of Columbia time) on the Business Day following the date National Rural becomes aware of such action, occurrence or event, and, if such Event of Default should occur, shall submit to Farmer Mac, within five days thereafter, a report setting forth its views as to the reasons for the Event of Default, the anticipated duration of the Event of Default and what corrective actions National Rural is taking to cure such Event of Default.
(b)    National Rural shall provide written notice to Farmer Mac within 30 days after the occurrence of any of the following material changes to National Rural’s current internal risk rating methodology for determining Facility Ratings or Borrower Ratings (“Risk Rating Methodology”): (1) any material change to the weighting of the risk rating criteria; and (2) any material change in the criteria in the risk rating.

ARTICLE V
REPRESENTATIONS OF THE PARTIES
Section 5.01    Representations of Farmer Mac and the Purchaser. Each of Farmer Mac and the Purchaser jointly and severally represent to National Rural that on the date hereof, on the date of each Supplemental Note Purchase Agreement and on each date on which the Purchaser purchases a Note from National Rural:
(d)    it has all necessary authority and has taken all necessary corporate action, and obtained all necessary approvals, in order for it to execute and deliver all Note Documents to which it is a party and for its obligations and agreements under the Note Documents to constitute valid and binding obligations of Farmer Mac and the Purchaser; and in particular the terms of the transaction, and the actions taken by Farmer Mac and the Purchaser, are in compliance with and in satisfaction of the requirements of the Farm Credit Administration, as amended or waived by the Farm Credit Administration; and
(e)    The Purchaser is purchasing the Notes for its own account and not with a view to the distribution thereof, provided that the disposition by Farmer Mac or the Purchaser of their property shall at all times be within their control. Farmer Mac and the Purchaser each understands that the Notes have not been registered under the Securities Act of 1933, as amended, and may be resold only if an exemption from registration is available.
Section 5.02    Representations of National Rural. National Rural hereby represents to Farmer Mac and the Purchaser that on the date hereof, on the date of each Supplemental Note Purchase Agreement and on each date on which the Purchaser purchases a Note from National Rural, except as may be otherwise set forth in a Supplemental Note Purchase Agreement:
(c)    National Rural has been duly organized and is validly existing and in good standing as a cooperative association under the laws of the District of Columbia;
(d)    National Rural has the corporate power and authority to execute and deliver this Agreement and each of the other Note Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder;
(e)    National Rural has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement, each of the other Note Documents, the consummation by National Rural of the transactions contemplated hereby and thereby and the performance by National Rural of its obligations hereunder and thereunder;
(f)    this Agreement and each of the other Note Documents, have been duly authorized, executed and delivered by National Rural and constitute the legal, valid and binding obligations of National Rural, enforceable against National Rural in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(g)    no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is now, or under existing law in the future will be, required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over National Rural or any third party under any agreement to which National Rural is a party to authorize the execution and delivery by National Rural of this Agreement or any of the other Note Documents, or the consummation by National Rural of the transactions contemplated hereby or thereby or the performance by National Rural of its obligations hereunder or thereunder;
(h)    neither the execution or delivery by National Rural of this Agreement or any of the other Note Documents, nor the consummation by National Rural of any of the transactions contemplated hereby or thereby nor the performance by National Rural of its obligations hereunder or thereunder, including, without limitation, the pledge of the Pledged Securities (as such term is defined in the Pledge Agreement) to Farmer Mac, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of National Rural or any provision of any existing law or any rule or regulation currently applicable to National Rural or any judgment, order or decree of any court or any regulatory body, administrative agency or governmental authority having jurisdiction over National Rural or the terms of any mortgage, indenture, contract or other agreement to which National Rural is a party or by which National Rural or any of its properties is bound;
(i)    there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the knowledge of National Rural, threatened with respect to National Rural, this Agreement, or any of the other Note Documents, challenging the validity or enforceability of this Agreement or any of the other Note Documents, or seeking to restrain, enjoin or otherwise prevent National Rural from engaging in its business as currently conducted or the consummation by National Rural of the transactions contemplated by this Agreement or any of the other Note Documents, or which, if adversely determined, would have a material adverse effect on National Rural’s financial condition or its ability to perform its obligations under this Agreement or any of the other Note Documents;
(j)    National Rural is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans to its Members for rural electrification purposes; and
(k)    no material adverse change has occurred in the financial condition or business of National Rural between the end of National Rural’s most recently completed Fiscal Year for which Financial Statements have been made publicly available and the date this representation is given which has not been set forth in documents, certificates or financial information furnished to Farmer Mac or publicly filed.

ARTICLE VI
SECURITY AND COLLATERAL
Section 6.01    Security and Collateral.
(l)    National Rural shall cause the Allowable Amount of the Pledged Collateral (as such terms are defined in the Pledge Agreement) to be at all times not less than 100% of the aggregate principal amount of the Notes outstanding under this Agreement.
(m)    National Rural shall not create, or permit to exist, any pledge, lien, charge, mortgage, encumbrance, debenture, hypothecation or other similar security instrument that secures, or in any way attaches to, such Pledged Collateral, other than the lien of the Pledge Agreement, without the prior written consent of Farmer Mac.
(n)    The Pledged Securities will at all times be notes issued to National Rural by Eligible Members (as defined in the Pledge Agreement).
ARTICLE VII
EVENTS OF DEFAULT
Section 7.01    Events Of Default. Each of the following actions, occurrences or events shall, but only (except in the case of subsections (a), (d) and (e) below) if National Rural does not cure such action, occurrence or event within 30 days of notice from Farmer Mac requesting that it be cured, constitute an “Event of Default” under the terms of this Agreement:
(a)    a failure by National Rural to make a payment of principal or interest on any Note for more than ten (10) days after the same becomes due and payable;
(b)    a material representation by National Rural to Farmer Mac in connection with this Agreement, any Note or the Pledge Agreement, or any material information reported pursuant to Article V, shall prove to be incorrect or untrue in any material respect when made or deemed made;
(c)    a failure by National Rural to comply with any other material covenant or provision contained in this Agreement or any of the other Note Documents;
(d)    the entry of a decree or order by a court having jurisdiction in the premises adjudging National Rural a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of National Rural under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of National Rural or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(e)    the commencement by National Rural of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of receiver, liquidator, assignee, trustee, sequestrator (or similar official) of National Rural or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by National Rural in furtherance of any such action.
Section 7.02    Acceleration. Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac may, upon notice to that effect to National Rural, declare the entire principal amount of, and accrued interest on, the Notes at the time outstanding to be immediately due and payable.
Section 7.03    Remedies Not Exclusive. Upon the occurrence, and during the continuance, of an Event of Default, Farmer Mac shall be entitled to take such other action as is provided for by law, in this Agreement, or in any of the other Note Documents, including injunctive or other equitable relief.
ARTICLE VIII
MISCELLANEOUS
Section 8.01    GOVERNING LAW. EXCEPT AS SET FORTH IN SECTION 9.01 HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.
Section 8.02    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02.
Section 8.03    Notices. All notices and other communications hereunder to be made to any party shall be in writing and shall be addressed as specified in Schedule I attached hereto as appropriate except as otherwise provided herein. The address, telephone number, or facsimile number for any party may be changed at any time and from time to time upon written notice given by such changing party to the other parties hereto. A properly addressed notice or other communication shall be deemed to have been delivered at the time it is sent by facsimile (fax) transmission to the party or parties to which it is given. Certain notices or other communications may be sent via electronic mail to one or more email addresses provided specifically for receiving such notice or other communication, provided that the receiving party (i) has provided such email address or addresses in writing to the sending party in advance of such notice or communication and (ii) has indicated to the sending party the type or nature of notice or communication which may be appropriately sent in such manner.
Section 8.04    Benefit Of Agreement. This Agreement shall become effective when it shall have been executed by Farmer Mac, the Purchaser and National Rural, and thereafter shall be binding upon and inure to the respective benefit of the parties and their permitted successors and assigns.
Section 8.05    Entire Agreement. This Agreement, including the Schedules and Annexes hereto, and the other Note Documents, constitute the entire agreement between the parties hereto concerning the matters contained herein and supersede all prior oral and written agreements and understandings between the parties.
Section 8.06    Amendments And Waivers.
(a)    Except as otherwise provided herein, no provision of this Agreement may be amended or modified except pursuant to an agreement in writing entered into by Farmer Mac, the Purchaser and National Rural. No provision of this Agreement may be waived except in writing by the party or parties receiving the benefit of and under such provision.
(b)    No failure or delay of Farmer Mac, the Purchaser or National Rural in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by National Rural therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (a) of this Section 8.06, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on National Rural in any case shall entitle National Rural to any other or further notice or demand in similar or other circumstances.
Section 8.07    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
Section 8.08    Termination Of Agreement. This Agreement shall terminate upon the later to occur of (a) the date all Draw Periods have expired, or (b) the date of indefeasible payment in full of all amounts payable hereunder and under the Notes.

Section 8.09    Survival. The representations and warranties of each of the parties hereto contained in this Agreement and contained in each of the other Note Documents, and the parties’ obligations under any and all thereof, shall survive and shall continue in effect following the execution and delivery of this Agreement, any disposition of the Notes and the expiration or other termination of any of the other Note Documents, but, in the case of each Note Document, shall not survive the expiration or the earlier termination of such Note Document, except to the extent expressly set forth in such Note Document.
Section 8.10    Severability. If any term or provision of this Agreement or any Note Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of such Note Document or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.
ARTICLE IX
GUARANTEE
Section 9.01    Guarantee.
(a)    The Guarantor agrees to pay in full to the holder of each Note, the principal of, and interest on, the Notes when due, whether at maturity, upon redemption or otherwise (the “Guaranteed Obligations”), on the applicable due date for such payment.
(b)    The Guarantor’s obligations hereunder shall inure to the benefit of and shall be enforceable by any holder of a Note if, for reason beyond the control of such holder, such holder shall have failed to receive the interest or principal, as applicable, payable to such holder any payment date, redemption date or stated maturity date. The Guarantor hereby irrevocably agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of, or any change in or amendment to, this Agreement, the Pledge Agreement or any Note, the absence of any action to enforce the same, the waiver or consent by the holder of any Note or by the Collateral Agent with respect to any provisions of this Agreement or the Pledge Agreement, or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, protest or notice with respect to each Note or the interest represented thereby, and all demands whatsoever, and covenants that the guarantee will not be discharged except upon complete irrevocable payment of the principal and interest obligations represented by the Notes.
(c)    The Guarantor shall be subrogated to and is hereby assigned all rights of the holder of the Notes against National Rural and the proceeds of the Pledged Collateral, all in respect of any amounts paid by the Guarantor pursuant to the provisions of the guarantee contained in this Article IX. Each holder shall execute and deliver to the Guarantor in each holder’s name such instruments and documents as the Guarantor may reasonably request in writing confirming or evidencing such subrogation and assignment.

(d)    No reference herein shall alter or impair the guarantee, which is absolute and unconditional, of the due and punctual payment of principal of, and interest on, the Notes, on the dates such payments are due.
(e)    The guarantee is not an obligation of, and is not a guarantee as to principal or interest by the Farm Credit Administration, the United States or any other agency or instrumentality of the United States (other than the Guarantor).
(f)    The guarantee shall be governed by, and construed in accordance with, Federal law. To the extent Federal law incorporates state law, that state law shall be the laws of the District of Columbia applicable to contracts made and performed therein.
Section 9.02    Control By The Guarantor. If the Guarantor is the Control Party, the Guarantor shall be considered the holder of all Notes outstanding for all purposes under the Pledge Agreement and shall be permitted to take any and all actions permitted to be taken by the holder thereunder. The Control Party will have the sole right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or any holder with respect to the Notes or exercising any power conferred on the Collateral Agent with respect to the Notes provided that:

(i)    such direction shall not be in conflict with any rule of law or with the Pledge Agreement;
(ii)    the Collateral Agent shall have been provided with indemnity from the Control Party reasonably satisfactory to it; and
the Collateral Agent may take any other action deemed proper by such Collateral Agent that is not inconsistent with such direction, provided, however, that the Collateral Agent need not take any action which it determines might expose it to liability.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:	/s/ Timothy L. Buzby
Name: Title:	Timothy L. Buzby President

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Timothy L. Buzby
Name: Title:	Timothy L. Buzby President and CEO

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ J. Andrew Don
Name: Title:	J. Andrew Don Senior Vice President and Chief Financial Officer

SCHEDULE I
TO
MASTER NOTE PURCHASE AGREEMENT
Addresses for Notices

1.	The addresses referred to in Section 8.03 hereof, for purposes of delivering notices and communications, are as follows:
If to the Purchaser or Farmer Mac:
Federal Agricultural Mortgage Corporation
1999 K Street, N.W., 4th Floor
Washington, DC 20006
Fax: 202-872-7713
Attn: Chief Financial Officer
With a copy to:
Federal Agricultural Mortgage Corporation
1999 K Street, N.W., 4th Floor
Washington, DC 20006
Fax: 202-872-7713
Attn: Capital Markets Group
With a copy also to:
Federal Agricultural Mortgage Corporation
1999 K Street, N.W., 4th Floor
Washington, DC 20006
Fax: 202-872-7713
Attn: General Counsel
With a copy also to:
Federal Agricultural Mortgage Corporation
1999 K Street, N.W., 4th Floor
Washington, DC 20006
Fax: 202-872-7713
Attn: Manager – Rural Utilities Lending
If to National Rural:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
Telephone: 703-467-7402
Fax: 703-467-5178
Attn: Andrew Don, Senior Vice President & Chief Financial Officer

Schedule I

With a copy to:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
Telephone: 703-467-1628
Fax: 703-467-5178
Attn: Ling Wang, Vice President, Capital Market Relations

With a copy also to:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
Telephone: 703-467-1872
Fax: 703-467-5651
Attn: Roberta B. Aronson, Esq., Senior Vice President & General Counsel

SCHEDULE II
TO
MASTER NOTE PURCHASE AGREEMENT

FORM OF SUPPLEMENTAL NOTE PURCHASE AGREEMENT

Schedule III

________ SUPPLEMENTAL NOTE PURCHASE AGREEMENT
________ SUPPLEMENTAL NOTE PURCHASE AGREEMENT, dated as of ____________, 20__ (the “Supplemental Note Purchase Agreement”), among FARMER MAC MORTGAGE SECURITIES CORPORATION (the “Purchaser”), a wholly owned subsidiary of FEDERAL AGRICULTURAL MORTGAGE CORPORATION, a federally-chartered instrumentality of the United States and an institution of the Farm Credit System (“Farmer Mac” or the “Guarantor”); NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a cooperative association existing under the laws of the District of Columbia (“National Rural”).
RECITALS
WHEREAS National Rural, the Purchaser and the Guarantor have heretofore executed and delivered the Master Note Purchase Agreement dated as of __________________, 2015, among National Rural, the Purchaser and the Guarantor (the “Master Agreement”); and
WHEREAS, pursuant to the Master Agreement, the parties desire to establish hereby the terms of one or more series of Notes to be issued by National Rural and purchased by the Purchaser; and
NOW, THEREFORE, in consideration of the mutual agreements herein contained, Farmer Mac, the Purchaser and National Rural agree as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Master Agreement.
2.Title of Series. Each Note issued hereunder on or after the date hereof may identify the name (if any name is designated) of such series of Notes. Failure to make a notation of the name on the applicable Note shall not affect the validity and effect of such Note.
3.Purchase of Notes. The Purchaser agrees to purchase Notes, at 100% of their principal amount, from time to time during the Draw Period, pursuant to a Draw Notice, in an aggregate principal amount, for all Notes outstanding under this Supplemental Note Purchase Agreement at any one time, not in excess of $_________ (the “Maximum Purchase Amount”), subject to the conditions set forth in the Master Agreement. For purposes hereof, “Draw Period” means the date that is _______ (___) years from the date hereof. National Rural may borrow, repay (subject to the terms of the applicable Notes being repaid) and reborrow funds at any time or from time to time during the Draw Period. Each borrowing under this Supplemental Note Purchase Agreement shall be made in accordance with the Note applicable thereto.
Each advance under this Agreement shall be disbursed in a minimum amount of $__ million and additional increments of $_ million in excess thereof or such other amounts as agreed to in the applicable Note.

Schedule III

4.The following additional terms shall apply to each Note issued pursuant to this Agreement:
Applicable Margin: _______________
Index: _______________
Facility Fee: _______________
Interest Payment Date: _______________
Interest Period: _______________
5.GOVERNING LAW. EXCEPT AS SET FORTH IN SECTION 9.01 OF THE MASTER AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, FEDERAL LAW. TO THE EXTENT FEDERAL LAW INCORPORATES STATE LAW, THAT STATE LAW SHALL BE THE LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN.
6.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
7.Inconsistency. In the event of any inconsistency between the terms of this Supplemental Note Purchase Agreement and the Master Agreement, the terms of this Supplemental Note Purchase Agreement shall apply.
IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

FARMER MAC MORTGAGE SECURITIES CORPORATION

By:
Name: Title:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:
Name: Title:

Schedule III

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:
Name: Title:

ANNEX A

[Form of NOTE]
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Floating Rate Senior Note due _______
Washington, D.C.
____________, 20__
FOR VALUE RECEIVED, the undersigned, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“National Rural”), a District of Columbia cooperative association, hereby promises to pay to FARMER MAC MORTGAGE SECURITIES CORPORATION, a wholly owned subsidiary of Farmer Mac (as defined below) (“the Purchaser”), or registered assigns, the principal sum of _______________ MILLION DOLLARS ($___,000,000.00) on __________________, together with interest computed from the date hereof according to the terms of the Note Purchase Agreement (as defined below).
Payments of principal and interest on this Note are to be made in lawful money of the United States of America at such place as shall have been designated by written notice to National Rural from the registered holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is issued pursuant to the Master Note Purchase Agreement, dated as of _______________, 2015, as well as the Supplemental Note Purchase Agreement dated as of ____________ __, 200__ (together, as from time to time amended, the “Note Purchase Agreement”), among National Rural, the Purchaser and Federal Agricultural Mortgage Corporation (“Farmer Mac”), and is entitled to the benefits thereof. This Note is also entitled to the benefits of the Amended, Restated and Consolidated Pledge Agreement, dated as of _____________, 2015, among National Rural, the Purchaser, Farmer Mac and the Collateral Agent named therein.
Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Note Purchase Agreement.
This Note is a registered Note and, upon surrender of this Note for registration of transfer or exchange, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, National Rural may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and National Rural will not be affected by any notice to the contrary.
This Note is prepayable at any time by National Rural, in whole or in part at the option of National Rural on the terms set forth in the Note Purchase Agreement. In the event that any such repayment or prepayment of the principal amount of any Note is made on a day other than

ANNEX A

an Interest Payment Date, accrued interest on the principal amount thereof shall be payable through and excluding the call date on which such repayment or prepayment is made.
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of National Rural and the holder hereof shall be governed by, the laws of the District of Columbia, excluding choice-of-law principles of the law of the District of Columbia that would require the application of the laws of another jurisdiction.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By

Name:
Title:

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of National Rural and the holder hereof shall be governed by, the laws of the District of Columbia, excluding choice-of-law principles of the law of the District of Columbia that would require the application of the laws of another jurisdiction.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By

Name:
Title:

ANNEX B

[FORM OF OPINION OF COUNSEL TO NATIONAL RURAL]
[•]

Federal Agricultural Mortgage Corporation
1999 K Street, N.W.
4th Floor
Washington, DC 20006

Ladies and Gentlemen:

I am delivering this opinion as general counsel (“Counsel”) of National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Borrower”), and am familiar with matters pertaining to the loan to Borrower in the principal amount of $_______________, provided for in Master Note Purchase Agreement, dated as of __________________, 2015, as well as the Supplemental Note Purchase Agreement dated as of _____________, 20___ (together, as from time to time amended, the “Note Purchase Agreement”), among the Borrower, Farmer Mac Mortgage Securities Corporation (the “Purchaser”) and Federal Agricultural Mortgage Corporation (“Farmer Mac”).

I have examined such corporate records and proceedings of the Borrower, and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

I have also examined the following documents as executed and delivered: (a) the Note Purchase Agreement; (b) the Note dated as of ____________, in the principal amount of $____________ (“Note”), said Note payable to the Purchaser; and (c) the Amended, Restated and Consolidated Pledge Agreement, dated as of __________________, 2015, among the Borrower, the Purchaser, Farmer Mac and U.S. Bank National Association (as amended, the “Pledge Agreement”). The documents described in items (a) through (c) above are collectively referred to herein as the “Note Documents.”

Based on the foregoing, but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

(1)The Borrower has been duly incorporated and is validly existing as a cooperative association in good standing under the laws of the District of Columbia with corporate power and authority to execute and perform its obligations under the Note Documents.

(2)The Note Documents have been duly authorized, executed and delivered by the Borrower, and such documents constitute the legal, valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms.

ANNEX B

(3)Neither the execution nor the delivery by the Borrower of any of the Note Documents nor the consummation by the Borrower of any of the transactions contemplated therein, including, without limitation, the pledge of the Pledged Securities (as such term is defined in the Pledge Agreement) to Farmer Mac, nor the fulfillment by the Borrower of the terms of any of the Note Documents will conflict with or violate, result in a breach of or constitute a default under any term or provision of the Articles of Incorporation or By-laws of the Borrower or any law or any regulation or any order known to Counsel currently applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower or the terms of any indenture, deed of trust, note, note agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound.

(4)No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any state or Federal court or governmental agency or body having jurisdiction over the Borrower is required for any consummation by the Borrower of the transactions contemplated by the Note Documents; provided, however, no opinion is expressed as to the applicability of any Federal or state securities law to any sale, transfer or other disposition of the Note after the date hereof.

(5)Except as set forth in writing and previously delivered to Farmer Mac or attached hereto as Exhibit A, there is no pending or, to Counsel’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Borrower, or any of the Note Documents, which, if adversely determined, would have a material adverse effect on the Borrower’s financial condition or its ability to perform its obligations under any of the Note Documents.

(6)With respect to the Pledged Securities in the Certificate of Pledged Collateral (as such term is defined in the Pledge Agreement), (x) all action with respect to the recording, registering or filing of financing statements in the jurisdiction of organization of National Rural has been taken as is necessary to perfect the security interest intended to be created in such items under the Uniform Commercial Code and (y) in the case of each Eligible Security (as such term is defined in the Pledge Agreement) constituting a certificated security or instrument under the Uniform Commercial Code, such Eligible Security has been delivered to the Collateral Agent such that the taking and retention of the possession by the Collateral Agent of such Eligible Security is sufficient to perfect the security interest to be created under the Uniform Commercial Code. For purposes of the opinion set forth in this section (6), I have assumed that the Uniform Commercial Code of the District of Columbia is the same as that of the State of New York.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:
A.    I am a member of the Bar of the District of Columbia and render no opinion on the laws of any jurisdiction other than the laws of the District of Columbia, the federal laws of the United States of America and the General Corporation Law of the District of Columbia.

ANNEX B

B.    My opinions are limited to the present laws and to the facts, as they presently exist. I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions referred to in paragraph A above be changed by legislative action, judicial decision or otherwise.

C.    The opinions expressed in paragraph 2 above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in the next paragraph, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

D.     My opinions are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in proceeding in equity or at law).

E.    This letter is rendered to you in connection with the Note Documents and the transactions related thereto, and may not be relied upon by any other person or by you in any other context or for any other purpose.

F.    I have assumed with your permission (i) the genuineness of all signatures by each party other than the Borrower, (ii) the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies, and (iii) the due execution and delivery, pursuant to due authorization, of the Note Documents by each party other than the Borrower.

Yours sincerely,

Roberta B. Aronson
General Counsel

ANNEX C

[FORM OF OFFICERS’ CERTIFICATE]
Officers’ Certificate
TO:        Federal Agricultural Mortgage Corporation.
We, _________________, _________________, and ________________, _____________________, of National Rural Utilities Cooperative Finance Corporation (“National Rural”), pursuant to the Master Note Purchase Agreement dated as of __________________, 2015, among National Rural, Farmer Mac Mortgage Securities Corporation, and Federal Agricultural Mortgage Corporation (the “Note Purchase Agreement”), hereby certify on behalf of National Rural that as at the date hereof:
(1)    National Rural is a lending institution organized as a private, not-for-profit, cooperative association with the appropriate expertise, experience and qualifications to make loans to its Members for rural electrification and related purposes;
(2)    no material adverse change has occurred in the financial condition of National Rural between the date of the end of National Rural’s most recently completed Fiscal Year for which Financial Statements have been made publicly available and the date hereof, which has not been set forth in documents, certificates, or financial information furnished to Farmer Mac or publicly filed;
(3)    National Rural has complied at all times with the requirements of Section 4.03(b) of the Note Purchase Agreement to provide timely notice of any material change to National Rural’s Risk Rating Methodology;
(4)    all of the representations contained in Section 5.02 of the Note Purchase Agreement remain true and correct in all material respects on and as of the date hereof; and
(5)    no Event of Default exists.
Capitalized terms used in this certificate shall have the meanings given to those terms in the Note Purchase Agreement.
DATED as of this _____ day of ______________, _________.
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:
Name:
Title:

By:
Name:

ANNEX C

Title: